Exhibit 4.3


                               SECURITY AGREEMENT
                               ------------------

         This Security Agreement (this "Agreement") is dated as of November 25, 2003 among THE CIT GROUP/BUSINESS CREDIT, INC., having an office at 1211 Avenue of the Americas, New York, New York 10036, as agent for Lenders (as defined herein) ("Secured Party") and LOEHMANN'S HOLDINGS, INC. ("Parent"), LOEHMANN'S, INC. ("Sub-Parent") and LOEHMANN'S REAL ESTATE HOLDINGS, INC. ("REH" and, together with Parent and Sub-Parent, each a "Company" and collectively, the "Companies"), each a Delaware corporation having its principal place of business at 2500 Halsey Street, Bronx, New York 10461.

                                   BACKGROUND
                                   ----------

         Loehmann's Operating Co. ("Debtor") has entered into that certain Loan and Security Agreement dated as of November 25, 2003 with Companies, the financial institutions named therein or which hereafter become a party thereto (each a "Lender" and collectively, "Lenders") and Secured Party as agent for Lenders (as amended, supplemented, restated or modified from time to time, the "Loan Agreement"). Pursuant to the terms of the Loan Agreement, Lenders and Secured Party have agreed to make certain extensions of credit available to the Debtor. Lenders and Secured Party are willing to make such extensions of credit available to the Debtor only upon the condition, among others, that the Companies execute and deliver their Guaranty of the obligations of Debtor to Lenders and Secured Party and that the Companies secure their Guaranty by executing and delivering this Agreement to Secured Party.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

         1. A. General Definitions. When used in this Agreement, the following terms shall have the following meanings:

         "Collateral" shall mean and include:

         (a) all Receivables;

         (b) all Equipment;

         (c) all General Intangibles;

         (d) all Inventory;

         (e) all Investment Property;

         (f) all of each Company's right, title and interest in and to (i) its respective goods and other property, including, but not limited to, all merchandise returned or rejected by customers, property relating to or securing any of its Receivables; (ii) all of each Company's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan or other lienor, including stoppage


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in transit, setoff, detinue, replevin, reclamation and repurchase;
(iii) all additional amounts due to each Company from any customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Company's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Company, all real and personal property of third parties in which such Company has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Company has expressly granted a security interest or may in the future grant a security interest to Secured Party hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Secured Party and such Company;

         (g) all of each Company's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Company or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e) and (f) of this Paragraph; and

         (h) all proceeds and products of (a), (b), (c), (d), (e), (f) and (g) in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

Notwithstanding the foregoing, Collateral shall not include any Real Estate lease or general intangible that (x) by its express terms (which terms are enforceable under applicable law) or (y) pursuant to applicable law (regardless of whether the terms thereof permit assignment), is not assignable, transferable or cannot be subject to a Lien; provided, however, that, in the event of the termination or elimination (whether by agreement, lapse or otherwise) of each prohibition or requirement for any consent contained in any such Real Estate lease or general intangible, such Real Estate lease or general intangible, as applicable, shall immediately (without any act or delivery by any Person) be deemed to be Collateral; and provided, further, that each Company agrees to use reasonable efforts to negotiate for the consent to Agent's security interest hereunder by landlords under Real Estate leases and other parties to agreements regarding general intangibles entered into by such Company after the date hereof.

         "Company" and "Companies" shall have the meanings set forth in the introductory paragraph hereof and shall extend to all permitted successors and assigns.

         "Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Environmental Complaint" means any notice of violation, request for information or notification that any Company is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other


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

written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or such Company's interest therein.

         "Equipment" shall mean and include all of each Company's goods (other than Inventory), whether now owned or hereafter acquired and wherever located, including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

         "Event of Default" means the occurrence of any of the events set forth in Section 12.

         "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time.

         "General Intangibles" shall mean and include all of each Company's general intangibles, whether now owned or hereafter acquired, including, without limitation, all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and dates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Company to secure payment of any of the Receivables by a customer (other than to the extent covered by Receivables), all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

         "Guaranty" means the Guaranty dated November ___, 2003 which is executed by the Companies in favor of Secured Party and Lenders, as amended, modified, supplemented or restated from time to time.

         "Hazardous Discharge" means any release or threat of release of a reportable quantity of any hazardous substances on any Company's property.

         "Inventory" shall mean and include all of any Person's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Person's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

         "Investment Property" means shall have the meaning set forth in the UCC, and shall mean and include all of each Company's now owned or hereafter acquired securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity and futures contracts and commodity and futures accounts.

         "Loans" means all extensions of credit under the Loan Agreement.

         "Loan Agreement" shall have the meaning set forth in the Background paragraph hereof.

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

         "Obligations" means and includes all obligations of each Company to Secured Party and Lenders under the Guaranty, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising, including, without limitation, all payments such Company is required to make by law or otherwise arising under or as a result of this Agreement, together with all reasonable expenses and reasonable attorneys' fees (other than the fees of internal counsel) chargeable to such Company's account or incurred by Secured Party and/or any Lender in connection with such Company's account whether provided for herein, in the Guaranty or in any other agreement, instrument or document executed by or on behalf of such Company or delivered to Secured Party or any Lender relating to this Agreement or the transactions contemplated hereby.

         "Permitted Liens" means (i) Permitted Liens (as such term is defined in the Loan Agreement, as applicable to the Companies in accordance with the Loan Agreement) and (ii) liens in favor of Secured Party.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Receivables" shall mean and include all of each Company's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Company by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Company, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Secured Party hereunder; provided, however, that "Receivables" shall not include amounts paid or payable in connection with the issuance of shares of capital stock of Parent.

         "Secured Party" shall have the meaning set forth in the introductory paragraph hereof and shall include its successors and assigns.

         "Subsidiary" of any Person means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "UCC" means the Uniform Commercial Code as adopted in the State of New York as amended or revised from time to time, and any successor statute.

         B. Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

         C. Other Terms. All capitalized terms used herein that are not defined herein shall have the meanings given to them in the Loan Agreement. Except as provided herein (or, by


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

operation of the immediately preceding sentence, in the Loan Agreement), all other terms used in this Agreement and defined in the UCC shall have the meaning given therein unless otherwise defined herein (or, by operation of the immediately preceding sentence, in the Loan Agreement). To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

         2.       Security Interest.

                  (a) To secure the prompt payment and performance to Secured Party and each Lender of the Obligations, each Company hereby assigns, pledges and grants to Secured Party for its benefit and for the ratable benefit of each Lender a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Company shall mark its books and records as may be necessary to perfect Secured Party's security interest and, if required by GAAP, shall cause its financial statements to reflect such security interest. Each Company shall promptly provide Secured Party with written notice of all commercial tort claims, such notice to contain the case title together with the applicable court and a brief description of the claim(s). Upon delivery of each such notice, the applicable Company shall be deemed to hereby grant to Secured Party a security interest and lien in and to such commercial tort claims and all proceeds thereof.

                  (b) Each Company shall take all action that may be necessary, or that Secured Party may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Secured Party's security interest in the Collateral or to enable Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) promptly discharging all liens other than Permitted Liens, (ii) obtaining landlords' or mortgagees' lien waivers requested by Secured Party,
(iii) delivering to Secured Party, endorsed or accompanied by such instruments of assignment as Secured Party may specify, and stamping or marking, in such manner as Secured Party may specify, any and all chattel paper, instruments, letters of credits and advices thereof and negotiable documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements reasonably satisfactory to Secured Party, and (v) executing and delivering financing statements, control agreements, instruments of pledge, notices and assignments, in each case in form and substance reasonably satisfactory to Secured Party, relating to the creation, validity, perfection, maintenance or continuation of Secured Party's security interest under the UCC or other applicable law. Secured Party is hereby authorized to file financing statements signed by Secured Party instead of any Company to the extent that any Company is required to execute such financing statements under the UCC. By its signature hereto, each Company hereby authorizes Secured Party to file against such Company one or more financing continuation or amendment statements pursuant to the UCC in form and substance satisfactory to Secured Party (which statements may have a description of collateral comprising "all assets" of such Company or which is otherwise broader than that set forth herein). All reasonable out-of-pocket charges, expenses and fees Secured Party may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid to Secured Party immediately upon demand.

         3.       Representations Concerning the Collateral.

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

         (a) Each Company represents, warrants and covenants (i) that, on the date hereof, it does not own any assets, properties or rights other than (x) in the case of Parent, deferred tax assets and all of the capital stock of Sub Parent; (y) in the case of Sub-Parent, all of the capital stock of Borrower and REH, miscellaneous general intangibles and a 401(k) plan for employees of each Company and the Borrower; and (z) in the case of REH, leasehold interests and prepaid expenses; (ii) that it does not engage (and shall not at any time engage) in any business activity other than activity that is required in connection with its ownership of assets and properties as set forth in clause
(i) above and other activities incidental to the operation of its assets and properties and the operation by the Borrower of its assets and properties and business activities; and (iii) that it shall not at any time own any assets or properties other than, (1) with respect to REH, additional leasehold interests and prepaid expenses, the assets and properties as set forth in clause (i) above and other assets that, in the aggregate, will not be of material value, and (2) with respect to each other Company, the assets and properties as set forth in clause (i) above and other assets that, in the aggregate, will not be of material value.

         (b) Each Company further represents and warrants that:

                  (i) the Collateral is owned solely by such Company free and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (I) those in Secured Party's favor and (II) Permitted Liens;

                  (ii) all Receivables are not subject to any present, future or contingent offsets, disputes or counterclaims other than in the ordinary course of business.

                  (iii) it does not possess or have any rights to any Inventory or any General Intangibles consisting of inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, trademarks, trademark applications, service marks, trade secrets, copyrights, design rights, franchises and/or customer lists.

         (c) In addition to the foregoing, REH represents and warrants that it does not have any assets consisting of Investment Property.

         4. Covenants Concerning the Collateral.

         (a) Each Company covenants that from and after the date of this Agreement and until the Obligations are paid in full in cash it shall:

                  (i) except as permitted under the Loan Agreement, not dispose of any of the Collateral whether by sale, lease or otherwise;

                  (ii) except as permitted under the Loan Agreement, not encumber, mortgage, pledge, assign or grant any security interest in any Collateral or any of its other assets to anyone other than Secured Party, except for Permitted Liens;

                  (iii) to the extent required by GAAP, place notations upon any financial statement prepared by such Company to disclose Secured Party's security interest in the Collateral;

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

                  (iv) defend the Collateral against the claims and demands of all parties, except as to Permitted Liens;

                  (v) keep and maintain the Equipment which continues to be used and useful in the ownership of its other assets and/or the operation of its business in good operating condition, except for ordinary wear and tear. Such Company shall not permit any such items to become a fixture to real estate or accessions to other personal property;

                  (vi) not acquire any (or any rights to any) Inventory or General Intangibles consisting of inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, trademarks, trademark applications, service marks, trade secrets, copyrights, design rights, franchises and/or customer lists; and

                  (vii) perform all other steps reasonably requested by Secured Party to create and maintain in Secured Party's favor a valid perfected first priority security interest in all Collateral.

         (b) Notwithstanding the foregoing, REH covenants that from and after the date of this Agreement and until the Obligations are paid in full in cash it shall not acquire any Collateral consisting of Investment Property.

         5. Collection and Maintenance of Collateral and Records. Each Company shall keep and maintain, at its own cost and expense, records of the Collateral which are complete in all material respects, including, without limitation, a record of any and all payments received and any and all credits granted with respect to the Collateral and all other dealings with the Collateral. Secured Party may at any time verify any Company's Receivables utilizing an audit control company or any other agent of Secured Party. After the occurrence and during the continuance of an Event of Default, Secured Party or Secured Party's designee may notify any Person of Secured Party's security interest in Receivables (contracts, instruments, or chattel paper as the case may be), collect them directly from such Person or parties to contracts, instruments and chattel paper and charge the reasonable collection costs and expenses to the applicable Company's account, but, unless and until Secured Party does so or gives such Company other instructions, such Company may continue to collect all Receivables for its own benefit. After the occurrence and during the continuance of an Event of Default, to the extent that Secured Party or Secured Party's designee does not take action in accordance with the immediately preceding sentence, each Company shall collect all Receivables for Secured Party, receive all payments thereon for Secured Party's benefit in trust as Secured Party's trustee and immediately deliver them to Secured Party in their original form with all necessary endorsements or, as directed by Secured Party, deposit such payments as directed by Secured Party. Each Company shall provide Secured Party, as requested by Secured Party, such schedules, documents and/or information regarding the Collateral as Secured Party may reasonably require.

         6. Inspections. Subject to the terms and conditions of the Loan Agreement, Secured Party shall have the right to (a) visit and inspect each Company's properties and the Collateral, (b) inspect, audit and make extracts from each Company's relevant books and records, including, but not limited to, management letters prepared by independent accountants and (c) discuss with each Company's principal officers and independent accountants such Company's business,


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

assets, liabilities, financial condition, results of operations and business prospects, and such Company shall furnish all such assistance and information as Secured Party may require in connection therewith. Each Company will deliver to Secured Party any instrument necessary for Secured Party to obtain records from any service bureau maintaining records for such Company.

         7. Additional Representations, Warranties and Covenants. Each Company represents, warrants, and covenants that:

                  (a) such Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is not required to be qualified to do business in any other state or jurisdiction.

                  (b) the execution, delivery and performance of this Agreement
(i) has been duly authorized, (ii) is not in contravention of such Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which such Company is a party or by which such Company is bound and (iii) is within such Company's corporate powers.

                  (c) this Agreement is such Company's legal, valid and binding obligation, enforceable in accordance with its terms.

                  (d) it keeps and will continue to keep all of its books and records concerning the Collateral at such Company's chief executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Secured Party at least thirty (30) days prior written notice and taking all actions deemed by the Secured Party necessary to continuously protect and perfect Secured Party's liens upon the Collateral; and the tangible Collateral is not stored or located at any locations other than such Company's chief executive offices located at the address set forth in the introductory paragraph of this Agreement or at such other locations as to which such Company or the Debtor shall have given the Secured Party at least thirty (30) days prior written notice.

                  (e) any time and from time to time, upon the written request of Secured Party and at the sole expense of such Company, such Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Secured Party may reasonably deem necessary to obtain the full benefits of this Agreement and of the rights and powers herein granted.

         8. Power of Attorney. Each Company hereby irrevocably appoints Secured Party or any other Person whom Secured Party may designate as such Company's attorney-in-fact, with full power and authority in place and stead of such Company and in the name of such Company or in its own name to, after the occurrence and during the continuance of an Event of Default: (i) endorse such Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party's possession; (ii) sign such Company's name on any invoice or bill of lading relating to any Receivables, drafts against customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Persons; (iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with the applicable Persons; (iv) do all things necessary to carry out this


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Agreement and all related documents; (v) continue any insurance existing pursuant to the terms of this Agreement and pay all or any part of the premium therefor and the cost thereof; and (vi) notify the post office authorities to change the address for delivery of such Company's mail to an address designated by Secured Party, and to receive, open and dispose of all mail addressed to such Company. Each Company hereby ratifies and approves all acts of the attorney in the absence of such attorney's gross negligence or willful misconduct. The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Neither Secured Party nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law in the absence of such attorney's gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Obligations are paid in full in cash.

         9. Expenses. Companies shall pay all of Secured Party's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel (other than internal counsel) and appraisers, in connection with the preparation, execution and delivery of this Agreement and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement. Companies shall also pay all of Secured Party's out-of-pocket costs and expenses, including without limitation fees and disbursements of counsel, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement, (b) Secured Party's obtaining performance of any Company's obligations under this Agreement, including, but not limited to, the enforcement or defense of Secured Party's security interests, assignments of rights and liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral and (d) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by any Company to Secured Party shall be payable on demand and shall be secured by the Collateral.

         10. Assignment By Secured Party and Lenders. Secured Party and Lenders may assign any or all of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Secured Party's and Lenders' rights with respect thereto, all in accordance with the Loan Agreement. Upon such transfer, Secured Party and Lenders shall be released from all responsibility for the Collateral for the period from and after such transfer to the extent same is assigned to any transferee.

         11. Waivers. Each Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.

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

         12. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) the occurrence of a Default or Event of Default under the Loan Agreement.

                  (b) any lien created hereunder for any reason ceases to be or is not a valid and perfected lien having a first priority interest (other than for Permitted Liens).

                  (c) if any Company attempts to terminate, challenges the validity of, or challenges its liability under, the Guaranty.

         13. Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party shall have the right to demand repayment in full of all Obligations, whether or not otherwise due (in such case Secured Party may deposit any and all such amounts realized in a cash collateral deposit account to be maintained as security for the Obligations). Until all Obligations have been fully satisfied in cash, Secured Party shall retain its security interest in all Collateral. Secured Party shall have, in addition to all other rights provided herein, the rights and remedies of a secured party under the UCC and under other applicable law, and all other legal and equitable rights to which Secured Party may be entitled, including without limitation, the right to take immediate possession of the Collateral and to require Companies to assemble the Collateral, at Companies' expense, and to make it available to Secured Party at a place designated by Secured Party which is reasonably convenient to both parties and to enter any of the premises of Companies or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of any Company, such Company agrees not to charge Secured Party for storage thereof). Further, Secured Party may, at any time or times after the occurrence and during the continuation of an Event of Default, sell and deliver all Collateral held by or for Secured Party in one or more parcels at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Secured Party, in Secured Party's sole discretion, deems advisable or Secured Party may otherwise recover upon the Collateral in any commercially reasonable manner as Secured Party, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in nature or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Companies at their addresses as shown in Secured Party's records, at least ten (10) days before the time of the event of which notice is being given. Secured Party may be the purchaser at any sale, if it is public. Until Secured Party is able to effect a sale, lease, or other disposition of Collateral, Secured Party shall have the right to use or operate Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by Secured Party. Secured Party shall have no obligation to any Company to maintain or preserve the rights of any Company as against third parties with respect to Collateral while Collateral is in the possession of Secured Party. Secured Party may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of Secured Party's remedies with respect to such appointment without prior notice or hearing. In connection with the exercise of the foregoing remedies, Secured Party is granted permission to use all of any Company's (a) proprietary rights and (b) Equipment. The proceeds realized from the sale of any Collateral shall


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be applied as follows: first, to the costs, expenses and attorneys' fees and expenses incurred by Secured Party for collection and for acquisition, completion, protection, removal, storage, sale and deliver of the Collateral; second, to the payment of the Obligations in such order as Secured Party elects; and third, to the applicable Guarantor (unless otherwise required under applicable law). If any deficiency shall arise, the Companies shall remain liable to Secured Party therefor.

         14. Waiver; Cumulative Remedies. Failure by Secured Party to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between any Company and Secured Party or delay by Secured Party in exercising the same, will not operate as a waiver; no waiver by Secured Party will be effective unless it is in writing and then only to the extent specifically stated. Secured Party's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Secured Party may have.

         15. Notices. Any notice or request hereunder may be given to any Company or Secured Party as provided in the Loan Agreement.

         16. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SECURED PARTY SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UCC. EACH COMPANY AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK OR, AT SECURED PARTY'S OPTION, IN ANY OTHER COURTS LOCATED IN THE STATE OF NEW YORK OR ELSEWHERE AS SECURED PARTY MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND SUCH COMPANY AND SECURED PARTY EACH SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. EACH COMPANY AND SECURED PARTY EACH WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH ON THE FIRST PAGE OF THIS AGREEMENT OR AT SUCH OTHER ADDRESS AS ANY PARTY MAY GIVE THE OTHERS NOTICE OF PURSUANT TO SECTION 15 HEREOF, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN ANY COMPANY AND SECURED PARTY, AND EACH COMPANY WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY SECURED PARTY WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE (OTHER THAN OFFSETS OR COUNTERCLAIMS THAT CANNOT, AS A MATTER OF LAW, BE RAISED IN A SEPARATE ACTION OR PROCEEDING).

         17. Limitation of Liability. Each Company acknowledges and understands that in order to assure repayment of the Obligations, Secured Party may be required to exercise any and all of Secured Party's rights and remedies hereunder and agrees that neither Secured Party nor


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

any of Secured Party's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith, gross negligence or willful misconduct.

         18. Entire Understanding. This Agreement contain the entire understanding between Companies and Secured Party and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by the Companies and Secured Party. Neither this Agreement, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

         19. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

         20. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

         21. Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Company hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Company hereby irrevocably waives the benefits of all such laws.

         22. Counterparts; Telecopied Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         23. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                               LOEHMANN'S HOLDINGS, INC.

                               By:
                                   ---------------------------------------------
                                      Name:
                                      Title:


                               LOEHMANN'S, INC.

                               By:
                                   ---------------------------------------------
                                      Name:
                                      Title:


                               LOEHMANN'S REAL ESTATE HOLDINGS, INC.

                               By:
                                   ---------------------------------------------
                                      Name:
                                      Title:


                               THE CIT GROUP/BUSINESS CREDIT, INC., as agent

                               By:
                                   ---------------------------------------------
                                      Name:
                                      Title:


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